                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Hooper Holmes, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                         [LOGO]   HOOPER
                                  HOLMES(TM)

                              HOOPER HOLMES, INC.
                              170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Hooper Holmes, Inc., to be held on Tuesday, May 22, 2001 at 11:00 a.m. local time, at the Company's headquarters, 170 Mt. Airy Road, Basking Ridge, New Jersey.

  The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting. There will also be a brief report on the current status of our business.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy in the envelope provided.

  On behalf of the Officers and Directors of Hooper Holmes, Inc., I wish to thank you for your interest in the Company and I hope that you will be able to attend our Meeting.



                                 For the Board of Directors,

                                 /s/ James M. McNamee

                                 James M. McNamee
                                 Chairman, President and Chief Executive Officer

April 16, 2001

                              HOOPER HOLMES, INC.
                              170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920
                              -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held May 22, 2001
                              -----------------


  NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of Hooper Holmes, Inc., a New York corporation (the "Company"), will be held on Tuesday, May 22, 2001 at 11:00 a.m. local time, at the Company's headquarters, 170 Mt. Airy Road, Basking Ridge, New Jersey, for the following purposes:

  1.  To elect directors.

  2. To ratify the selection of the firm of KPMG LLP as auditors for the 2001 fiscal year.

  3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

  Holders of record of the Company's common stock, par value $.04 per share (the "Common Stock"), as of the close of business on April 6, 2001, the record date fixed by the Board of Directors for such purpose (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              /s/ Robert William Jewett

                              Robert William Jewett
                              Secretary

April 16, 2001













     ---------------------------------------------------------------------
     Please sign the enclosed proxy and return it promptly in the envelope enclosed which requires no postage if mailed in the United States.
     ---------------------------------------------------------------------

                              HOOPER HOLMES, INC.
                              170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920

                                ---------------
                                PROXY STATEMENT
                                ---------------

                                 INTRODUCTION

  The enclosed proxy is solicited by the Board of Directors of Hooper Holmes, Inc., (the "Company") for use at the Annual Meeting of Shareholders to be held on May 22, 2001.

  An Annual Report to Shareholders containing the financial statements for the fiscal year ended December 31, 2000 is enclosed with this proxy statement. This proxy statement and form of proxy were first sent to shareholders on or about the date stated in the accompanying Notice of Annual Meeting of Shareholders.

  Only shareholders of record as of the Record Date are entitled to vote at the meeting and any adjournments thereof. As of that date, 65,016,697 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by providing written notice to the Secretary of the Company or by submitting another proxy bearing a later date. In addition, shareholders attending the meeting may revoke their proxies at any time prior to the time such proxies are exercised.

  The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum. Abstentions and withhold-authority votes all count for the purpose of determining a quorum, but broker non-votes do not. Directors who receive a plurality of the votes cast at the meeting will be elected. The selection of auditors will be approved if a majority of the votes cast at the meeting are in favor. Votes cast for directors and auditors include votes for or against, but do not include broker non-votes, abstentions or withheld-authority votes.

  All properly executed proxies returned in time to be cast at the meeting, if no contrary instruction is indicated, will be voted FOR the election of all directors nominated herein and FOR the ratification of the auditors.

The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration and at minimal cost. The cost of soliciting the proxies will be borne by the Company.

                         ITEM 1--ELECTION OF DIRECTORS

  The Board of Directors consists of seven members divided into three classes, one class with three members and two classes with two members each. At each Annual Meeting of Shareholders, one class of directors is elected to serve for a three-year term or until their successors are elected and have qualified. The class of directors to be elected at this Annual Meeting will serve until the 2004 Annual Meeting.

  Any shareholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not so marked as to withhold authority to vote for any individual director or for all directors nominated will be voted FOR the election of the nominees named below. The Company knows of no reason why any such nominee should be unable to serve, but in the event that any nominee shall be unavailable or unable to serve as a director, the proxy holders will vote for substitute nominees in the exercise of their best judgment, but may not vote for more than three persons.

Nominees for Directors (Term expires 2004)

  The nominees for directors and further information with respect to each nominee are set forth below.

James M. McNamee

  Mr. McNamee, age 56, has served as Chairman of the Board of Directors of the Company since 1996 and as President and Chief Executive Officer of the Company since 1984. He has been an employee of the Company since 1968, an officer since 1979 and a director since 1984. Mr. McNamee is a member of the Executive Committee and the Nominating Committee.

Kenneth R. Rossano

  Mr. Rossano, age 66, is a private investor. From 1992 to 1999, he was a Senior Vice President of Cassidy & Associates in Boston, Massachusetts. From 1991 to 1992, he was Vice President of Development, Massachusetts Higher Education Assistance Corporation in Boston, Massachusetts. He has been a director of the Company since 1967, and is a member of the Executive Committee and the Nominating Committee. Mr. Rossano is also a director of Active International, Inc.

G. Earle Wight

  Mr. Wight, age 67, has served as Senior Vice President of the Company since 1985 and has been a director of the Company since 1966. Mr. Wight is a member of the Nominating Committee.

Directors Continuing in Office

  The directors whose terms expire at the Annual Meetings in 2002 and 2003 and further information with respect to each continuing director are set forth below.

Benjamin A. Currier

  Mr. Currier, age 67, was Senior Vice President of Operations for Security Life of Denver Insurance Company, a subsidiary of ING/Barings, in Denver, Colorado prior to his retirement in 1997. Mr. Currier was Vice President of Allstate Life Insurance Company from 1978 to 1995. He has been a director of the Company since 1996, and is a member of the Audit Committee and the Executive Compensation Committee. Mr. Currier is also a director of eNable.com Corporation. (Term expires at the Annual Meeting in 2002.)

Elaine L. Rigolosi

  Dr. Rigolosi, Ed.D, J.D., age 56, is Professor in the Department of Organization and Leadership at the Teachers College of Columbia University. She has been associated with Columbia University since 1976, and has maintained a private consulting practice in management for health care organizations since 1974. Dr. Rigolosi has been a director of the Company since 1989, and is a member of the Audit Committee and the Executive Compensation Committee. (Term expires at the Annual Meeting in 2002.)

Quentin J. Kennedy

  Mr. Kennedy, age 67, was Executive Vice President, Secretary, Treasurer and Director of Federal Paper Board Company in Montvale, New Jersey until his retirement in 1996. He had served in various executive positions with Federal Paper Board since 1960. Mr. Kennedy has been a director of the Company since 1991. He is a member of the Executive Committee and the Executive Compensation Committee. (Term expires at the Annual Meeting in 2003.)

John E. Nolan

  Mr. Nolan, age 73, is a partner in the law firm of Steptoe & Johnson, LLP in Washington, D.C. and has been engaged in the practice of law since 1956. He has been a director of the Company since 1971, and is a member of the Audit Committee and the Executive Committee. Mr. Nolan is also a director of Iomega Corporation. (Term expires at the Annual Meeting in 2003.)

Certain Relationships and Related Transactions

  Messrs. Wight and Rossano are brothers-in-law.

  Mr. John E. Nolan, a director of the Company, is a partner in the law firm of Steptoe & Johnson LLP, which performs legal services for the Company.

Compensation of Directors

  Each outside director of the Company will receive an annual retainer of $16,000 in 2001 plus a $2,000 fee for each regular or special meeting attended, a $1,000 fee for each telephone meeting attended, a $1,000 fee for each committee meeting attended and a $500 fee for each telephone committee meeting attended. Additionally, each committee Chairperson will receive an annual retainer of $4,000. In accordance with the 1997 Director Option Plan, each outside director received stock options to purchase 200,000 shares of common stock pursuant to the Plan. Directors who are employees of the Company do not receive stock options pursuant to the Plan nor do they receive director fees. Directors are also reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

  The Company has entered into supplemental indemnity agreements with its executive officers and directors. The indemnity agreements require the Company to indemnify such person for all expenses actually and reasonably incurred in defending or settling an action to which such person is a party or threatened to be made a party or is otherwise involved because of his or her status as an officer or director of the Company. If the action is brought by or in the right of the Company, the indemnification must be made only if such person acted in good faith, for a purpose reasonably believed to be in the best interest of the Company (or, in the case of service to another entity, not opposed to the interest of the Company).

Committees of the Board

  The Board of Directors has an Audit Committee, an Executive Committee, a Nominating Committee and an Executive Compensation Committee.

  The Audit Committee acts as principal liaison between the Board of Directors and the independent auditors employed by the Company and reviews the annual financial statements and the Company's internal accounting systems and controls. The Committee also recommends to the Board of Directors the selection of independent auditors to be employed by the Company.

  The Executive Committee exercises the authority of the Board of Directors in certain corporate matters between meetings and exercises specific powers and authority as may from time to time be lawfully delegated to it by the Board of Directors.

  The Nominating Committee nominates individuals for election or reelection to the Board of Directors. It will consider nominations recommended by shareholders who submit written recommendations to the Nominating Committee in care of the Secretary of the Company.

  The Executive Compensation Committee, among other matters, annually reviews and determines the compensation of the Chief Executive Officer of the Company and, upon his recommendation, the compensation of the other elected officers and senior management of the Company and annually reviews and recommends to the Board of Directors the compensation and allowances for the Company's outside directors. The Committee also prepares a report to shareholders (enclosed in this Proxy Statement) which discusses the Company's compensation policies for the executive officers, the Committee's bases for determining the compensation of the Chief Executive Officer for the past fiscal year, and the relationship between compensation and the Company's performance for the past fiscal year. The Executive Compensation Committee also administers the 1987 Nonqualified Stock Option Plan, the 1992 Stock Option Plan the 1994 Stock Option Plan, the 1997 Stock Option Plan, the 1997 Director Option Plan, and the 1999 Stock Option Plan and determines the amount and terms of the options granted under the plans. The Committee also administers the 1993 Employee Stock Purchase Plan.

  The Board of Directors held four regular meetings and four special meetings during the fiscal year ended December 31, 2000. The Audit Committee met five times, the Executive Committee did not meet, the Executive Compensation Committee met four times, and the Nominating Committee did not meet in 2000. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees to which they belong.

Report of the Audit Committee

  On behalf of the Company's Board of Directors, the Audit Committee (Committee) oversees a comprehensive system of internal controls to ensure the integrity of financial reports and compliance with laws, regulations and corporate policies. The Committee consists entirely of directors who meet the independence requirements of the American Stock Exchange. The Board of Directors has adopted the Committee charter attached to this Proxy Statement.

  KPMG LLP, the Company's independent auditors, issued their unqualified report, dated February 26, 2001, on the Company's financial statements. Consistent with its oversight responsibility, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2000.

  The Committee has also discussed with KPMG LLP matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," has discussed with the independent auditors their independence in relation to the Company and its management, and has considered whether KPMG LLP's provision of non-audit services is compatible with maintaining the auditors' independence.

  Based on these reviews and discussions, the Committee has recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K for the fiscal year then ended.

                                        Submitted by,
                                        AUDIT COMMITTEE


                                        John E. Nolan, Chair
                                        Benjamin A. Currier
                                        Elaine L. Rigolosi

Compensation Committee Interlocks and Insider Participation

  For 2000, Dr. Elaine L. Rigolosi and Messrs. Quentin J. Kennedy and Benjamin
A. Currier served on the Executive Compensation Committee.

Executive Officers

  Set forth below are the executive officers of the Company who are not Directors. Executive officers serve at the pleasure of the Board of Directors.

Mario L. Cavezza

  Mr. Cavezza, age 53, was elected an executive officer of the Company in July 2000. He has served as Senior Vice President and General Manager of Operations of the Company since April, 2000. Mr. Cavezza was Senior Vice President and Regional Manager of the Northern Region from 1997 until April, 2000 and has been in various field supervisory positions since 1977. He has been an employee of the Company since 1968.

David J. Goldberg

  Mr. Goldberg, age 44, was elected an executive officer of the Company in July 2000. He has served as Senior Vice President of Sales and Marketing of the Company since 1997. He was Vice President and National Sales Manager from 1993 to 1997. He has been an employee of the Company since 1979.

Robert William Jewett

  Mr. Jewett, age 48, has served as Senior Vice President and General Counsel of the Company since 1991 and as Secretary since 1983. He has been an employee of the Company since 1981.

Steven A. Kariotis

  Mr. Kariotis, age 44, was elected an executive officer of the Company in July 2000. He has served as Senior Vice President and Regional Manager of the Company's Northern Region since April 2001. He was Vice President and Regional Manager from April 2000 to April 2001 and Vice President and Zone Manager of the Company's Great Lakes Zone from 1988 to 2000. He has been an employee of the Company since 1982.

Fred Lash

  Mr. Lash, age 55, has served as Senior Vice President of the Company since 1993, as Chief Financial Officer since 1989 and as Treasurer since 1987. He has been an employee of the Company since 1987.

Joseph A. Marone, Jr.

  Mr. Marone, age 45, was elected an executive officer of the Company in July 2000. He has served as Vice President of the Company since 1999 and as Controller since 1992. He has been an employee of the Company since 1990.

Raymond A. Sinclair

  Mr. Sinclair, age 54, was elected an executive officer of the Company in July 2000. He has served as Senior Vice President and Regional Manager of the Company's Southern Region since 1990. He has been an employee of the Company since 1976.

Alexander Warren

  Mr. Warren, age 55, was elected an executive officer of the Company in July 2000. He has served as Senior Vice President and Regional Manager of the Company's Western Region since 1991. He has been an employee of the Company since 1982.

Stock Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of March 1, 2001, the beneficial ownership of the Company's issued and outstanding Common Stock (on the basis of 65,171,910 shares outstanding on that date), including the stock ownership of each person who, to the Company's knowledge, owns over 5% of the Company's outstanding Common Stock, each of the directors of the Company, each executive officer named in the Summary Compensation Table which follows, and the directors and officers of the Company as a group, and the percentage which the shares owned constitute of the total shares outstanding.

                                                              Amount & Nature                    Percent of Class
                                                               of Beneficial                      (based on # of
          Name and Position                                     Ownership of                    shares outstanding
          of Beneficial Owners                                 Common Stock (1)                       3/01/01)
     ------------------------------                          -------------------               ---------------------

    Kayne Anderson Rudnick Investment
    Management, LLC                                              6,351,339   (2)                        9.74%
      1800 Avenue of the Stars, Second Floor
      Los Angeles, CA 90067

    Directors
    ---------

    G. Earle Wight                                                 976,348   (3)                        1.49%

    Kenneth R. Rossano                                           1,442,752   (4)                        2.21%

    James M. McNamee                                             3,598,486   (5)                        5.52%

    Quentin J. Kennedy                                             188,000   (6)                          *

    Elaine L. Rigolosi                                             128,400   (7)                          *

    Benjamin A. Currier                                             81,520   (8)                          *

    John E. Nolan                                                  200,000   (6)                          *

    Other Most Highly Paid Executive Officers
    -----------------------------------------

    Mario L. Cavezza                                               139,904   (9)                          *

    David J. Goldberg                                               76,666   (10)                         *

    Fred Lash                                                      391,136   (11)                         *

    Alexander Warren                                               107,403   (12)                         *

    All officers and directors as a group (15 total)             7,852,228   (13)                       12.05%

-----------------
* Less than 1%

(1) Includes shares, if any, held by or for a spouse or minor children or as a trustee. Unless otherwise indicated, the director or 5% stockholder possesses sole investment and voting power in respect of these shares.

(2) Kayne Anderson Rudnick Investment Management, LLC ("Kayne Anderson"), a registered investment advisor, filed a statement on Schedule 13G dated February 9, 2001, disclosing that on December 31, 2000, it beneficially owned 6,351,339 shares of Common Stock of the Company, representing approximately 9.62% of the Common Stock outstanding on that date. On
     Schedule 13G, Kayne Anderson certifies that the shares of Common Stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with, or as a participant in, any transaction having such a purpose or effect.

(3) Includes 593,344 shares held by the Lucile K. Wight Trust, of which Mr. Wight is trustee with sole voting and dispositive power, and 345,460 shares held by 874367 Ontario, Inc., a corporation of which Mr. Wight and his spouse Sonia are the sole shareholders.

(4) Includes 222,976 shares held by Mr. Rossano's spouse, Cynthia, and 967,680 shares held by The Cynthia W. Rossano 1991 Trust, of which Mr. and Mrs. Rossano are trustees with sole voting and dispositive power. Also includes 160,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(5) Includes 746,058 shares held by Mr. McNamee and his spouse Patricia as joint tenants, 139,300 shares held by Mr. McNamee's spouse, Patricia, and 13,128 shares held by Mr. McNamee's spouse Patricia as custodian for Sean McNamee. Also includes 2,700,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(6) Includes 160,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(7) Includes 3,600 shares held by Ms. Rigolosi's spouse, Robert. Also includes 120,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(8) Includes 60,000 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(9) Includes 135,600 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(10) Includes 64,200 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(11) Includes 2,400 shares held by Mr. Lash and his spouse, Suzanne, as joint tenants. Also includes 365,400 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(12) Includes 89,600 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

(13) Includes shares owned individually by each officer and director in the group as well as shares indirectly owned by such persons as trustee of various trusts; however, where more than one officer or director is a trustee of the same trust, the total number of shares owned by such trust is counted only once in determining the amount owned by all officers and directors as a group. Also includes 4,524,507 shares underlying options that are currently exercisable or which will become exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Based solely on a review of reports and written representations furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were complied with on a timely basis.

Compensation of Executive Officers

  The following table provides certain summary information concerning compensation paid or accrued for the last three complete fiscal years to or on behalf of the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2000.



                                              SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                                                                 Long term compensation
                                                                                 ----------------------
                                            Annual compensation              Awards     Payouts
                                            -------------------              ------     -------
                                                                           Securities
Name and                                                                   underlying     LTIP           All other
principal                                      Salary    Bonus               options    payouts         compensation
position                                 Year    ($)     ($)(1)               (#)(2)     ($)(3)            ($)(4)
---------------------------------------------------------------------------------------------------------------------
James M. McNamee                         2000  500,000   641,200                 --      316,160           113,131
Chairman, President and                  1999  425,000   607,500            150,000      707,250            62,652
 Chief Executive Officer                 1998  408,000   430,580            280,000      584,136            62,932

Mario L. Cavezza                         2000  144,103    75,000                 --           --            24,603
Senior Vice President and                1999  110,040    50,000             30,000           --            13,279
 General Manager, Operations             1998   98,700    35,000             80,000           --            13,256

David J. Goldberg                        2000  134,520    60,000                 --           --            12,198
Senior Vice President                    1999  110,100    50,000             30,000           --             9,293
                                         1998  100,500    35,000             72,000           --             9,328

Fred Lash                                2000  200,000   110,000                 --           --            36,483
Senior Vice President,                   1999  183,480   100,000             40,000           --            24,130
 Chief Financial Officer                 1998  176,500    70,000            100,000           --            24,210
 and Treasurer

Alexander Warren                         2000  118,080    70,000                 --           --            26,647
Senior Vice President                    1999  114,616    50,000             30,000           --            19,296
                                         1998  110,200    35,000             80,000           --            19,352

--------------------

(1) For Mr. McNamee, includes stock awards with a fair market value of $291,200, $307,500 and $230,580 in 2000, 1999 and 1998 respectively. Perquisites fall below the thresholds required for disclosure and, accordingly, have been omitted.

(2) Includes the effect of two for one stock splits in 1999 and 2000.

(3) Represents the fair market value of the stock bonus awarded to Mr. McNamee under the CEO Compensation Plan, which provides the potential for annual stock bonuses.

(4) The amounts disclosed in this column include:

    (a) Company contributions of the following amounts in 2000, 1999, and 1998 respectively, under the Company's Salary Reduction Plan, a defined contribution plan on behalf of Mr. McNamee ($2,400, $2,200 and $2,480), Mr. Cavezza ($2,400, $1,900 and $1,877), Mr. Goldberg ($2,400, $1,901
        and $1,936), Mr. Lash ($2,400, $2,400 and $2,480) and Mr. Warren
        ($2,309, $1,958 and $2,014).

    (b) Payment by the Company in 2000, 1999 and 1998 respectively of premiums on whole-life insurance policies in the following annual amounts for Mr. McNamee ($106,156, $55,877 and $55,877), Mr. Cavezza ($22,203, $11,379
        and $11,379), Mr. Goldberg ($9,798, $7,392 and $7,392), Mr. Lash
        ($34,083, $21,730 and $21,730) and Mr. Warren ($24,338, $17,338 and
        $17,338).

    (c) Payment by the Company in 2000, 1999 and 1998 of premiums on a disability insurance policy for Mr. McNamee of $4,575 per year.

Option Grants in Last Fiscal Year

                                 OPTION GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------------
                                 Individual grants
------------------------------------------------------------------------------------------
                                     Number of             % of total
                               securities underlying    options granted                                           Grant date
                                      options           to employees in        Exercise         Expiration          present
Name                                granted (#)           fiscal year        price ($/Sh)          date            value ($)
-----------------------------------------------------------------------------------------------------------------------------------
James M. McNamee
Chairman, President and                      0                   --                --                --                --
 Chief Executive Officer

Mario L. Cavezza
Senior Vice President and                    0                   --                --                --                --
 General Manager, Operations

David J. Goldberg
Senior Vice President                        0                   --                --                --                --

Fred Lash
Senior Vice President,                       0                   --                --                --                --
 Chief Financial Officer
 and Treasurer

Alexander Warren
Senior Vice President                        0                   --                --                --                --

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table provides certain information on options exercised in 2000 and the value of unexercised options at December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
-------------------------------------------------------------------------------------------------------------
                                                                                             Value of
                                                                Number of securities        unexercised
                                                                     underlying             in-the-money
                                                                unexercised options          options at
                                                                  at FY-end (#)(2)          FY-end ($)(3)
                                 Shares
                                acquired        Value               Exercisable/             Exercisable/
Name                         on exercise(#)  realized ($)(1)       Unexercisable            Unexercisable
-------------------------------------------------------------------------------------------------------------
James M. McNamee                244,000        2,108,493         2,590,000/520,000      23,905,659/2,632,817

Mario L. Cavezza                 20,000          295,196           115,600/110,000         1,045,859/532,924

David J. Goldberg                     0                0            48,200/100,000           390,097/452,574

Fred Lash                       128,000        1,770,031           315,400/195,000       2,979,643/1,140,234

Alexander Warren                 73,000        1,215,965            63,600/122,000           529,665/641,268

(1) Amount represents the difference between the exercise price and the fair market value on the date of exercise, multiplied by the number of options exercised.

(2) Includes the effect of two for one stock splits of the Company's Common Stock in 1999 and 2000.

(3) Amount represents the difference between the exercise price and the fair market value on December 31, 2000 ($11.06), multiplied by the number of options exercisable and unexercisable.

Report of the Executive Compensation Committee

     The report of the Executive Compensation Committee below shall not be deemed to be filed under, or incorporated by reference into any filing under, the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

  The Company's Executive Compensation Committee for 2000 was comprised of three directors who are not present or former employees of the Company. The Committee establishes compensation policies for the CEO and other executive officers and administers the Company's programs for cash compensation and stock awards, bonuses and options.

  Essentially, the Committee believes that executive compensation should be largely determined by management's performance in the shareholders' interests. This usually means earnings. Sustained growth in earnings will ultimately be reflected in increased shareholder value and positioning the Company for future growth in revenues and earnings is an important management function.

  The Committee believes that employee stock ownership effectively aligns employees with the interests of stockholders and looks to stock options to provide an opportunity for employee stock ownership. The Committee further believes that compensation is important to attract talented individuals to the Company, to retain them and to provide incentive. In addition, the CEO is entitled to stock awards and stock bonuses (or cash payments in lieu of stock awards or stock bonuses) under the CEO Plan that has been in effect. Each year the Committee reviews and determines the compensation of other executive officers. In furtherance of the Company's policy to provide incentives and to reward performance, compensation is based on specific criteria developed through the company's experience, including attainment of revenue and expense objectives, planning and organizational development and personal leadership. The weight accorded each of these factors is within the Committee's discretion and may depend on the Company's performance during the year.

  The following information regarding stock options and stock awards is presented after giving effect to two for one stock splits effected on August 22, 1997, January 8, 1999, and April 12, 2000.

  For 2000, Mr. McNamee was awarded a cash bonus of $350,000 in recognition of the Company's outstanding performance. He had received a cash bonus of $300,000 for 1999. Stock awards for the CEO have been based on continuing satisfactory performance measured against management objectives established by the Board. These objectives include corporate growth and development, profitability, total return to shareholders and management team development. For 2000, the CEO received a stock award of 28,000 shares. The CEO had received a stock award of 20,000 shares for 1999. Stock bonuses for the CEO are based on sustained increases in earnings per share. For 2000, the CEO received a stock bonus of 30,400 shares. He had received a stock bonus of 46,000 shares in 1999.

  For 1999 through 2001 the Committee developed a CEO Compensation Plan utilizing the stock award and stock bonus principals that were established in the earlier Plans. In addition, the 1996-98 Plan, in order to provide incentive for the Company to achieve earnings and share price goals over the life of the Plan, provided for a special 800,000 share option (100,000 shares pre-split) for the CEO, which was granted in 1997. This option is a variation of the Company's regular options that become exercisable 20% during the first year and an additional 20% each of the next four years. It provides, however, that the entire 800,000 share option may be exercised if the Company's earnings exceed $.175 a share for 1998 and the stock price is at or above $3.75 per share for any period of thirty consecutive days in the first six months of 1999. The earnings and stock price requirements have been met and the options are now exercisable at $2.14 per share which was the fair market value on April 9, 1997, the date the option was approved by the Board. This option has been adjusted for the 1997, 1999 and 2000 stock splits. This option was submitted to shareholders and approved at the 1997 annual meeting.

  Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to certain executive officers. Compensation that qualifies as performance-based compensation for purposes of this section is not subject to the $1 million deduction limitation. The Executive Compensation Committee will continue to evaluate this provision but presently intends to qualify compensation as performance-based to the extent feasible and in the best interest of the Company.

                              EXECUTIVE COMPENSATION COMMITTEE



                              Quentin J. Kennedy, Chair
                              Elaine L. Rigolosi
                              Benjamin A. Currier

Stock Price Performance Graph

  The Stock Price Performance Graph below shall not be deemed to be filed under, or incorporated by reference into any filing under, the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Graph by reference.

  The following graph compares the cumulative total shareholder return (assuming dividends are reinvested) on the Company's Common Stock for the last five years with the cumulative total return (assuming dividends are reinvested) of the Standard & Poor's 500 Stock Index and the Russell 2000 Index. The Russell 2000 Index was selected because it represents companies with similar market capitalization to the Company. The shareholder return shown on this graph is not necessarily indicative of future performance.

               Comparison of Five-Year Cumulative Total Return
           Hooper Holmes, Inc., S&P 500 Index and Russell 2000 Index

                                  [BAR CHART]

            Hooper Holmes, Inc.      S&P 500 Index       Russell 2000 Index

1995            $ 100.00                 $100.00             $100.00
1996            $ 219.50                 $120.26             $114.76
1997            $ 364.50                 $157.56             $138.31
1998            $ 730.25                 $199.60             $133.54
1999            $1298.58                 $238.54             $159.75
2000            $1118.55                 $214.33             $153.03


                    ASSUMES $100 INVESTED ON DEC. 31, 1995
                         ASSUMES DIVIDENDS REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 2000

Employment Contracts and Change-in-Control Arrangements

  In 1990, the Company entered into an employee retention agreement, as amended (the "Agreement") with Mr. McNamee entitling him to certain benefits if his employment is terminated within two years of a "change of control", as defined in the Agreement. Following a change of control, Mr. McNamee is entitled to retain the same position, duties and compensation as he had prior to the change of control for a period of two years after the date of the change of control. After a change in control has occurred, if Mr. McNamee's employment is terminated by the Company or by Mr. McNamee within two years of the date of the change of control (other than as a result of his death, disability or for cause, as defined in the Agreement), Mr. McNamee is entitled to receive a lump sum payment in cash equal to the aggregate of (a) to the extent unpaid, his highest base salary through the date of termination (as defined in the Agreement), (b) a pro rata portion of his recent bonus (as defined in the Agreement, generally to be the highest annual guaranteed bonus to which he was entitled during the last two full fiscal years prior to the date of the change of control), (c) twice the sum of his highest base salary and recent bonus, and (d) all amounts of compensation previously deferred (with accrued interest thereon) and unpaid and any accrued vacation pay not yet paid by the Company. In addition, he will be entitled to receive during the two year period after the change of control, all benefits payable to him (or his family) under welfare benefit programs (such as medical, dental, disability and life insurance programs) equivalent to those most favorable immediately preceding the date of the change of control. In the event that Mr. McNamee would be subject to an excise tax, then he should be entitled to receive an additional payment such that after Mr. McNamee pays such excise taxes, including any excise tax imposed on any portion of such additional payment, Mr. McNamee will retain additional payments equal to the excise taxes imposed.

  The Company has entered into employee retention agreements ("Agreement") with the other Executive Officers of the Company, entitling them to certain benefits if their employment is terminated within two years of a change in control, as defined in the Agreement. Following a change in control, each Executive Officer is entitled to retain the same position, duties and compensation as he had prior to the change of control for a period of two years after the date of the change in control. After a change in control has occurred, if the Executive Officer's employment is terminated by the Company or by the Executive Officer within two years of the date of the change in control (other than as a result of his death, disability or for cause as defined in the Agreement), the Executive Officer is entitled to receive a lump sum payment in cash equal to the aggregate of (a) to the extent unpaid, his highest base salary through the date of termination (as defined in the Agreement), (b) a pro rata portion of his recent bonus (as defined in the Agreement, generally to be the highest guaranteed bonus to which he was entitled during the last three full fiscal years prior to the date of the change of control), (c) twice the sum of his highest base salary and recent bonus, and (d) all amounts of compensation previously deferred (with accrued interest thereon) and unpaid and any accrued vacation pay not yet paid by the Company. In addition, the Executive Officer will be entitled to receive during the two year period after the change in control, all benefits payable to him (or his family) under welfare benefit programs (such as medical, dental, disability and life insurance programs) equivalent to those most favorable immediately preceding the date of the change in control. In the event that the Executive Officer would be subject to an excise tax, then he should be entitled to receive an additional payment such that after the Executive Officer pays such excise taxes, excluding any excise tax imposed on any portion of such additional payment, he will retain additional payments equal to the excise taxes imposed.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IDENTIFIED HEREIN.

                 ITEM 2--RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of KPMG LLP, independent public accountants, to serve as auditors for the fiscal year ending December 31, 2001, subject to ratification by the shareholders. This firm (and its predecessors) has served as the Company's auditors since 1980.

Audit Fees

  The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the consolidated financial statements of the Company for 2000 and the reviews of the Company's quarterly financial statements during 2000 were $96,400.

Financial Information Systems Design and Implementation Fees

  There were no fees billed by KPMG LLP for information technology services relating to financial information systems design and implementation rendered to the Company for 2000.

All Other Fees

  The aggregate fees billed by KPMG LLP for other services rendered to the Company for 2000 were $275,213, primarily for tax services and services associated with the Company's equity offering completed in February, 2000.

  The Company's Audit Committee has considered whether the provision of the non-audit services provided by KPMG LLP to the Company is compatible with maintaining KPMG LLP's independence.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

  If the appointment is not approved, the Board will select other independent accountants. It is expected that a member of the firm of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Shareholder Proposals for the 2002 Annual Meeting

  Proposals of shareholders intended for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2002, must be received at the Company's executive offices not later than December 17, 2001. Proponents should submit their proposals by Certified Mail--Return Receipt Requested.

  A shareholder who wishes to make a proposal at the 2002 Annual Meeting of Shareholders without including the proposal in the Company's proxy statement must notify the Company of such proposal by March 5, 2002. If a shareholder fails to give notice by this date, the proxy solicited by the Company for use in connection with the 2002 Annual Meeting will confer discretionary authority on the persons named as proxies to vote in their discretion on such proposal without any discussion in the proxy statement of either the proposal or how the proxies intend to exercise their voting discretion.

Other Matters

  The Company is not aware of any business which will be presented at the 2001 Annual Meeting of Shareholders other than those matters set forth in the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly presented at the 2001 Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

Solicitation of Proxies

  The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration and at minimal cost. The cost of soliciting proxies will be borne by the Company.


                                BY ORDER OF THE BOARD OF DIRECTORS
                                HOOPER HOLMES, INC.

                                /s/ Robert William Jewett

                                Robert William Jewett
                                Secretary

April 16, 2001

                             HOOPER HOLMES, INC.
                            Audit Committee Charter
                            -----------------------

  The audit committee is comprised of three independent members of the board of directors. The committee's purpose is to enable the board to fulfill its oversight responsibilities by reviewing: (1) the financial information provided to shareholders and the public, (2) the company's systems of internal controls, and (3) the audit process.

  The committee will meet at least quarterly. This charter will be reviewed annually and updated as necessary.

  The audit committee will provide an open channel of communication between the internal and external auditors and the board.

  In carrying out its responsibilities, the committee will perform the following specific functions:

  Independent Accountants. Recommend independent accountants to the board of
  -----------------------
  directors, approve their compensation, and recommend and approve successor independent accountants.

  Internal Auditor. Review and concur in the appointment, replacement,
  ----------------
  reassignment, or dismissal of the internal auditor.

  Review and Fees. Confirm and assure the independence of the internal auditor
  ---------------
  and the independent accountants, including a review of management consulting services and related fees provided by the independent accountant.

  Risk Assessment. Question management, the director of internal auditing, and
  ---------------
  the independent accountants about the company's significant risks or exposures and assess the steps management has taken to minimize such risks.

  Audit Scope. Consider, in consultation with the independent accountants and
  -----------
  the internal auditor, the scope of plans for audits to be conducted by each.

  Internal Controls; Audit Recommendations. Consider and review with the
  ----------------------------------------
  independent accountants and the internal auditor:

        a. Adequacy of the company's internal controls, including computerized information systems and security.

        b. Significant findings and recommendations of the independent accountants and internal auditor together with management's responses thereto.

  Annual Audit. Review with management and the independent accountants at the
  ------------
  completion of the annual examination:

        a. The company's annual financial statements and related footnotes.

        b. The independent accountants' audit of the financial statements and report.

        c. Any significant changes required in the independent accountants' audit plan.

        d. Any serious difficulties or disputes with management encountered during the course of the audit.

  Review of Internal Auditor. Consider and review with management and the
  --------------------------
  internal auditor:

        a. Significant findings during the year and management's responses.

        b. Any difficulties encountered in the course of internal audits, including scope of the internal auditor's work and access to required information.

        c. Any changes required in the planned scope of the internal audit plan.

        d. The internal auditor's charter, budget and staffing.

        e. The internal auditor's compliance with the IIA's Standards for the Professional Practice of Internal Auditing (Standards).

  Financial Statements. Review filings with the SEC and other published
  --------------------
  documents containing the company's financial statements and consider whether the information contained in these documents is accurate and consistent with the financial statements.

  Legal & Regulatory Matters. Review legal and regulatory matters and company
  --------------------------
  policies that may have a material impact on the financial statements; review reports received from regulators.

  Executive Sessions. Meet with the internal auditor, the independent
  ------------------
  accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

  Reports to Board. Report, generally at each board meeting, to the board of
  ----------------
  directors with such recommendations as the committee deems appropriate.

                                                      [X] Please mark your votes
                                                          as in this example.

   This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, and FOR proposal 2.

--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR Election of Directors and FOR proposal 2.
--------------------------------------------------------------------------------

 1. Election of     FOR  WITHHELD  Nominees:                  2.  Approval of     FOR   AGAINST ABSTAIN
    Directors:      [_]   [_]      James    M.  McNamee           Independent     [_]     [_]     [_]
                                   Kenneth  R.  Rossano           Auditors.
                                   G. Earle Wight

For, except vote withheld from the following nominee(s):     3.   In their discretion, the proxies are authorized to
                                                                  vote upon such other matters as may properly
--------------------------------------------------------          come before the meeting or any adjournment(s)
                                                                  thereof.

SIGNATURE(S)                     DATE                  The signer hereby revokes all proxies heretofore
            --------------------      -------          given by the signer to vote at
NOTE: Please sign exactly as name appears              said meeting or any adjournments thereof.
hereon. Joint owners should each sign.
When signing as attorney, executor,
administrator, trustee or guardian, please
give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

P R O X Y

                              HOOPER HOLMES, INC.

 Proxy Solicited on Behalf of the Board of Directors of the Company for Annual
                             Meeting, May 22, 2001

The undersigned hereby constitutes and appoints James M. McNamee and Robert William Jewett and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock of Hooper Holmes, Inc., standing in the name of the undersigned at the close of business on April 6, 2001, at the Annual Meeting of Shareholders and all adjournments thereof, with all powers that the undersigned would possess if personally present.

                                                         (Change of address)
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                                    SEE REVERSE
                                                                        SIDE


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE